UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 24, 2008, Green Mountain Coffee Roasters, Inc. (the “Company”) received consent from the lenders under its existing revolving credit agreement to waive the provision of the credit agreement which prohibits borrowings in excess of $25,000,000 for acquisitions in a fiscal year for the limited purpose of allowing the Company to consummate the acquisition of the Tully’s Coffee Corporation (“Tully’s”) coffee brand and assets related to the Tully’s wholesale business.

As previously announced, on September 15, 2008, the Company entered into an Asset Purchase Agreement with Tully’s pursuant to which the Company agreed to acquire the Tully’s coffee brand and assets related to the Tully’s wholesale business for a purchase price of $40.3 million, paid in cash. The Asset Purchase Agreement contains customary representations, warranties and covenants, and is subject to customary closing conditions, including the approval of the Tully’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: October 29, 2008